EXHIBIT 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is made and entered into as of December 3, 2019 (the “Effective Date”) by and among Clearfield, Inc., a Minnesota corporation (the “Company”) and Daniel Herzog (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive have entered into that certain Employment Agreement dated November 16, 2017 (the “Agreement”) and desire to amend the Agreement by this Amendment; and

WHEREAS, capitalized terms used and not defined in this Amendment have the meanings ascribed to them in the Agreement; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                  Amendments. The Agreement is amended as follows as of the Effective Date:

(a)	Section 4(a)(i) shall be restated to read in its entirety as follows:

(i) The Executive shall be paid (A) the Executive’s earned but unpaid Base Salary and accrued but unpaid vacation pay through the Date of Termination, and any Annual Bonus required to be paid to the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the “Accrued Obligations”), and (B) an amount (the “Severance Amount”) equal to two (2) times the amount of the Executive’s Base Salary in effect on the Date of Termination;

(b)	Section 5 of the Agreement shall be restated to read in its entirety as follows:

5. Termination Upon a Change in Control

If a Change in Control (as defined in the Company’s 2007 Stock Compensation Plan as in effect on December 23, 2016, but excluding from such definition Section 8(b)(ii) thereof)) occurs during the Employment Period, the Company shall pay to the Executive a lump sum payment in the amount equal to two (2) times Executive’s Base Salary in effect on the date of the Change in Control. If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason within one (1) year after the effective date of the Change in Control (the “CIC Anniversary”), then the Executive shall also be entitled to receive the payments and benefits provided in Section 4(a), subject to the terms and conditions thereof. For the purposes of this Section, the calculation of the Executive’s Annual Bonus and Base Salary would be in effect on the date of the Change in Control. Subject to Section 11(e) hereof, the payment described herein shall be paid in a lump sum within 30 days following the later of (i) the Termination Date, or (ii) the end of all rescission periods associated with the release described in Section 4 (v) but in no event later than 60 days after the Termination Date; provided, however, that (a) Executive has executed and delivered to Company a release in form and substance satisfactory to the Company within 30 days following the Termination Date, (b) all rescission periods have expired, (c) Executive has not revoked or breached the release, and (d) Executive has complied with and continues to comply with all of the provisions of this Agreement. In addition, in the event of such a termination of the Executive’s employment, all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of the Company’s equity plans (or awards substituted therefor covering the securities of a successor company) shall become immediately vested and exercisable in full.

2.                  No Implied Amendments. This Amendment shall be effective as of the Effective Date. Except as herein amended, all of the terms of the Agreement shall remain in full force and effect and are ratified in all respects. On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement, as amended by this Amendment.

3.                  Incorporation of Agreement Provisions. The provisions of Section 10 (Successors) and Section 11 (Miscellaneous) of the Agreement shall apply to this Amendment as if fully set forth herein, mutatis mutandis.

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IN WITNESS WHEREOF, this Amendment No. 1 to Employment Agreement has been duly executed and delivered as of the Effective Date.

CLEARFIELD, INC.

By: /s/ Cheryl Beranek

Cheryl Beranek

Chief Executive Officer

/s/ Daniel Herzog

Daniel Herzog

[Signature Page to Amendment No. 1 to Employment Agreement]